Consent of KPMG LLP

Exhibit 23.3

The Board of Directors
Aurora Biosciences Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 of Aurora Biosciences Corporation of our report dated November 19, 1998, with respect to the statements of operations, stockholders’ equity, and cash flows of PanVera Corporation for the year ended September 30, 1998, which report appears on Form 8-K of Aurora Biosciences Corporation dated May 18, 2001.

/s/ KPMG LLP

Chicago, Illinois
May 21, 2001